Exhibit 99.1

Marsh McLennan 1166 Avenue of the Americas New York, New York, 10036-2774 T +212 345 5000

News release

Media contact: Erick Gustafson Marsh McLennan +1 202 263 7788 erick.gustafson@mmc.com	Investor contact: Sarah DeWitt Marsh McLennan +1 212 345 6750 sarah.dewitt@mmc.com

Marsh McLennan Announces Pricing of $1,000,000,000 Senior Notes Offering

NEW YORK, February 14, 2024 — Marsh McLennan (NYSE: MMC) (the “Company”) announced today that it has priced $500,000,000 aggregate principal amount of its 5.150% Senior Notes due 2034 (the “2034 Notes”) and $500,000,000 aggregate principal amount of its 5.450% Senior Notes due 2054 (the “2054 Notes” and, together with the 2034 Notes, the “Notes”). The Company intends to use the net proceeds from the Notes offering for general corporate purposes. The closing of the Notes offering is expected to occur on February 20, 2024, subject to the satisfaction of certain customary closing conditions.

J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC and RBC Capital Markets, LLC are acting as joint book-running managers for the 2034 Notes, and J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC and TD Securities (USA) LLC are acting as joint book-running managers for the 2054 Notes.

An effective shelf registration statement related to the Notes has previously been filed with the Securities and Exchange Commission (the “SEC”). The offering and sale of the Notes are being made by means of a prospectus supplement and an accompanying base prospectus related to the offering. Before you invest, you should read the prospectus supplement and the base prospectus for more complete information about the issuer and this offering.

You may obtain these documents for free by visiting the SEC website at www.sec.gov. Alternatively, copies may be obtained from any of the underwriters at (i) J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, Attention: Prospectus Department, 1155 Long Island Avenue, Edgewood, New York 11717, or by telephone: 1-866-803-9204; (ii) Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, Minnesota 55402, Attention: WFS Customer Service, email: wfscustomerservice@wellsfargo.com, toll-free: 1-800-645-3751; (iii) Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, New York 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing Prospectus- ny@ny.email.gs.com;

(iv) RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: DCM Transaction Management/Scott Primrose, email: TMGUS@rbccm.com, telephone: 1-866-375-6829; (v) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, toll-free at 1-866-718-1649 and (vi) TD Securities (USA) LLC, 1 Vanderbilt Avenue, 11th Floor, New York, New York 10017, Attention: Transaction Advisory, toll-free: 1-855-495-9846.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Marsh McLennan

Marsh McLennan (NYSE: MMC) is the world’s leading professional services firm in the areas of risk, strategy and people. The Company’s more than 85,000 colleagues advise clients in over 130 countries. With annual revenue of $23 billion, Marsh McLennan helps clients navigate an increasingly dynamic and complex environment through four market-leading businesses. Marsh provides data-driven risk advisory services and insurance solutions to commercial and consumer clients. Guy Carpenter develops advanced risk, reinsurance and capital strategies that help clients grow profitably and pursue emerging opportunities. Mercer delivers advice and technology-driven solutions that help organizations redefine the world of work, reshape retirement and investment outcomes, and unlock health and well being for a changing workforce. Oliver Wyman serves as a critical strategic, economic and brand advisor to private sector and governmental clients.